UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2013

MILLER ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302

Knoxville, TN 37932

(Address of Principal Executive Offices)

(865) 223-6575

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 12, 2013, Miller Energy Resources, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) between the Company and MLV & Co. LLC, as representative of the several underwriters identified therein (collectively, the “Underwriters”), with respect to the sale by the Company of 625,000 shares (the “Shares”) of the Company's 10.75% Series C Cumulative Redeemable Preferred Stock, par value $0.0001 per share and liquidation preference of $25.00 per share (the “Series C Preferred Stock”) through the Underwriters on a “best efforts” basis (the “Offering”). The Shares are being offered to the public at $22.90 per share.

The Shares will be issued pursuant to a final prospectus supplement filed on February 13, 2013 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-183750), which became effective on September 18, 2012 The Underwriting Agreement provides that the Underwriters will offer and sell the Shares for the Company on a “best efforts” basis, and the Underwriters are under no obligation to purchase any Shares for their own account or sell any specific number or dollar amount of securities. The Company expects to close the offering on February 15, 2013, subject to the satisfaction of customary closing conditions as set forth in the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

In the ordinary course of business the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 11, 2013, we issued a press release announcing the launch of the Offering. Attached as Exhibit 99.1 is the related press release. On February 12, 2013, we issued a press release announcing the pricing of the Offering. Attached as Exhibit 99.2 is the related press release.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On February 13, 2013, LeClairRyan, A Professional Corporation, delivered to the Company an opinion with respect to the validity of the Series C Preferred Stock and the shares of the Company’s common stock issuable upon conversion of the Series C Preferred Stock in accordance with the Articles of Amendment (collectively, the “shares”), and a tax opinion, copies of which are filed as Exhibits 5.1 and 8.1 hereto, respectively, which opinions are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated February 12, 2013 between Miller Energy Resources, Inc. and MLV & Co. LLC, as representative for the several underwriters identified therein.
5.1	Opinion of LeClairRyan, A Professional Corporation, regarding the validity of the shares.
8.1	Opinion of LeClairRyan, A Professional Corporation, regarding tax matters.
12.2	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends, Incorporated by reference to Exhibit 12.1 of the Company’s registration statement on Form S-3 filed with the SEC on September 6, 2012.
23.1	Consent of LeClairRyan, A Professional Corporation (contained in Exhibit 5.1 and 8.1 hereto).
99.1	Press Release Announcing Launch of the Offering of Series C Preferred Stock.
99.2	Press Release Announcing Pricing of the Offering of Series C Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2013	Miller Energy Resources, Inc.

	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement dated February 12, 2013 between Miller Energy Resources, Inc. and MLV & Co. LLC, as representative for the several underwriters identified therein.
5.1	Opinion of LeClairRyan, A Professional Corporation, regarding the validity of the shares.
8.1	Opinion of LeClairRyan, A Professional Corporation, regarding tax matters.
12.2	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends, Incorporated by reference to Exhibit 12.1 of the Company’s registration statement on Form S-3 filed with the SEC on September 6, 2012.
23.1	Consent of LeClairRyan, A Professional Corporation (contained in Exhibit 5.1 and 8.1 hereto).
99.1	Press Release Announcing Launch of the Offering of Series C Preferred Stock.
99.2	Press Release Announcing Pricing of the Offering of Series C Preferred Stock.